SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 28, 2004 (October 27, 2004)

Arch Coal, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13105	43-0921172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One CityPlace Drive, Suite 300
St. Louis, Missouri	63141
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (314) 994-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

     On October 27, 2004, Arch Coal, Inc. (the Company) sold 7,187,500 shares of its common stock, par value $.01 per share, pursuant to the Underwriting Agreement dated October 21, 2004 by and among the Company and Citigroup Global Markets Inc. and Morgan Stanley & Co. Inc., as representatives of the underwriters listed in Schedule II thereto (the Underwriters), at a price of $33.85 per share, pursuant to a registration statement on Form S-3 (File No. 333-58738), including a related Prospectus dated April 19, 2001, as supplemented by a Prospectus Supplement dated October 21, 2004.

Filed as Exhibit 1.1 is the Underwriting Agreement dated October 21, 2004, relating to the offering. Filed as Exhibits 4.1 and 99.1 are a specimen common stock certificate and the press release issued by the Company with respect to the offering on October 28, 2004, respectively.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

	Exhibit 1.1	Underwriting Agreement dated October 21, 2004 between the Company and Citigroup Global Markets Inc. and Morgan Stanley & Co. Inc., as representatives for the Underwriters (filed herewith).

	Exhibit 4.1	Specimen Stock Certificate for the Common Stock of Arch Coal, Inc. (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on May 3, 2001).

	Exhibit 99.1	Press Release dated October 28, 2004 (filed herewith).

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 28, 2004	ARCH COAL, INC.

	By:	/s/ JANET L. HORGAN Janet L. Horgan Assistant General Counsel and Assistant General Secretary